EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of Option Care Health, Inc.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group or have acted as a group.

Dated as of December 20, 2021.
WALGREENS BOOTS ALLIANCE, INC.

By:	\s\ Joseph B. Amsbary, Jr.
	Name:	Joseph B. Amsbary, Jr.
	Title:	Vice President, Corporate Secretary

HC GROUP HOLDINGS I, LLC

By:	\s\ Manmohan Mahajan
	Name:	Manmohan Mahajan
	Title:	President

OCH US HOLDING LLC

By:	\s\ Mark Weisz
	Name:	Mark Weisz
	Title:	President

WBA US 1 CO.

By:	\s\ Manmohan Mahajan
	Name:	Manmohan Mahajan
	Title:	President

WBA INVESTMENTS, INC.

By:	\s\ Manmohan Mahajan
	Name:	Manmohan Mahajan
	Title:	President

ANNEX A

The following table sets forth the name, present occupation or employment and citizenship of each current director and executive officer of WBA Parent, WBA US 1 and WBA Investments.  Except where noted, the principal business address of each person listed below is 108 Wilmot Road, Deerfield, Illinois 60015.

Directors of WBA Parent
Name	Present Occupation	Citizenship

José E. Almeida	Chief Executive Officer, Baxter International, Inc.	United States

Janice M. Babiak	Former Managing Partner, Ernst & Young LLP	United States; United Kingdom (dual citizenship)

David J. Brailer	Chairman, Health Evolution Partners	United States

Rosalind G. Brewer	Chief Executive Officer, WBA Parent	United States

William C. Foote	Lead Independent Director, WBA Parent	United States

Ginger L. Graham	Former President and Chief Executive Officer, Amylin Pharmaceuticals	United States

Valerie B. Jarrett	Chief Executive Officer, Obama Foundation	United States

John A. Lederer	Senior Advisor, Sycamore Partners	Canada

Dominic P. Murphy	Managing Partner and Co-Head of UK Investments, CVC Capital Partners	Republic of Ireland

Stefano Pessina	Executive Chairman, WBA Parent	Monaco

Nancy M. Schlichting	Former Chief Executive Officer, Henry Ford Health System	United States

James A. Skinner	Former Executive Chairman, WBA Parent	United States

Executive Officers of WBA Parent
Name	Present Occupation	Citizenship

Stefano Pessina	Executive Chairman, WBA Parent	Monaco

Rosalind Brewer	Chief Executive Officer, WBA Parent	United States

Ornella Barra	Chief Operating Officer, International, WBA Parent	Monaco

James Kehoe	Executive Vice President and Global Chief Financial Officer, WBA Parent	Republic of Ireland

Danielle Gray	Executive Vice President, Global Chief Legal Officer, WBA Parent	United States

John Standley	Executive Vice President and President, Walgreen Co.	United States

Holly May	Executive Vice President, Global Chief HR Officer, WBA Parent	United States

Directors of WBA US 1
Name	Present Occupation	Citizenship

Manmohan Mahajan	Senior Vice President and Controller and Chief Accounting Officer, WBA Parent, and President, WBA US 1	United States

Joseph B. Amsbary, Jr.	Corporate Secretary, WBA Parent, and Vice President and Secretary, WBA US 1	United States

Mark Weisz	Senior Vice President, Global Tax, WBA Parent, and Vice President, WBA US 1	United States

Executive Officers of WBA US 1
Name	Present Occupation	Citizenship

Manmohan Mahajan	Senior Vice President and Controller and Chief Accounting Officer, WBA Parent, and President, WBA US 1	United States

Joseph B. Amsbary, Jr.	Corporate Secretary, WBA Parent, and Vice President and Secretary, WBA US 1	United States

Mark Weisz	Senior Vice President, Global Tax, WBA Parent, and Vice President, WBA US 1	United States

Grainne Kelly	Vice President, Global Treasury, WBA Parent, and Treasurer, WBA US 1	Republic of Ireland

Directors of WBA Investments
Name	Present Occupation	Citizenship

Manmohan Mahajan	Senior Vice President and Controller and Chief Accounting Officer, WBA Parent, and President, WBA Investments	United States

Joseph B. Amsbary, Jr.	Corporate Secretary, WBA Parent, and Vice President and Secretary, WBA Investments	United States

United States

Mark Weisz	Senior Vice President, Global Tax, WBA Parent, and Vice President, WBA Investments	United States

Executive Officers of WBA Investments
Name	Present Occupation	Citizenship

Manmohan Mahajan	Senior Vice President and Controller and Chief Accounting Officer, WBA Parent, and President, WBA Investments	United States

Joseph B. Amsbary, Jr.	Corporate Secretary, WBA Parent, and Vice President and Secretary, WBA Investments	United States

Mark Weisz	Senior Vice President, Global Tax, WBA Parent, and Vice President, WBA Investments	United States

Grainne Kelly	Vice President, Global Treasury, WBA Parent, and Treasurer, WBA Investments	Republic of Ireland

John Saylor	Vice President, Tax Compliance, WBA Parent, and Assistant Secretary, WBA Investments	United States

Susan Halliday	Divisional Vice President, Accounting Shared Service, WBA Parent, and Assistant Treasurer, WBA Investments	United States